ChinaCast Education’s Subsidiary China Post
Media Signs Exclusive 10-Year Agreement with the
China Post Group

Landmark agreement paves way for a nationwide advertising and retail product distribution network through 38,000 post offices across China

BEIJING, June 2, 2010 -- ChinaCast Education ("ChinaCast" or the "Company") (Nasdaq: CAST), a leading for-profit, post-secondary education and e-Learning services provider in China, announced today that its 43% owned subsidiary, China Post Media ("CPM"), formalized a 10-year exclusive agreement with Hunan Copote Corporation (Shanghai Stock Exchange: 600476), a majority owned company by the China Post Group, to commission a nationwide advertising and retail product distribution network through 38,000 retail post office outlets located throughout China.

China Post Media and the China Post Group will co-own the branding of the "China Post Information Broadcasting Network", which will be utilized as a commercial media platform for advertising media sales, retail product distribution as well as to provide information on the China Post Group to the general public.  The agreement is renewable after the initial ten-year term upon mutual approval.

Since 2009, China Post Media has deployed approximately 1,590 LCD media panels in over 1,000 China Post Offices located in Hunan province and Beijing to provide advertising from various sponsors and a variety of program content.  Content is deployed from a centralized location providing enhanced control and operating leverage.  During 2010, CPM plans to install an additional 4,000 LCD media panels in existing and new post office locations, with an additional 26,000 LCD media panels expected to be installed during 2011.  CPM hopes to have over 53,000 LCD media panels installed by the end of 2013.

In addition to the advertising media sales, China Post Media plans to enhance its revenue through retail product distribution sales by offering a variety of consumer products through collaboration with TV shopping networks, selected brand products and direct marketing operators at China Post Offices throughout the country.  Through this network, CPM will offer a nationwide marketplace for these products while leveraging China Post logistics for customer ordering, payment and delivery.  CPM will earn a commission without any of the associated expenses for typical retail sales such as inventory management and delivery.

Mr. Stephen Lai, Chief Executive Officer of China Post Media commented, "In 2009, China Post spent over $220 million in nationwide advertising for its own products and services and generated $870 million in revenue through distribution of retail products and agency services.  We hope to capitalize on our relationship with China Post to capture a portion of this revenue.
In addition, China Post has over 20 million customers collectively walk through its 38,000 locations each day who also pay bills and conduct banking transactions at the China Postal Savings Bank, the fourth largest bank in China.  The majority of these postal offices are located in the rural areas of China, which covers 60% of the total China population (780 million consumers).  These consumers generate 40% of the country’s total retail spending (over US$600 billion).  Thus, we believe the China Post Media network, with its large, captive audience and broad demographics, will create one of China’s first nationwide turnkey platforms for product advertising, order placement, product delivery and payment services for global retail companies.”

Added Mr. Ron Chan, Chairman and CEO of ChinaCast Education, "We invested approximately $630,000 in initial capital in China Post Media more than five years ago to establish a joint venture to resell our services to the China Post Group and are pleased with the progress they have made to date with the signing of this landmark agreement.  While China Post Media is a separately managed and operated company from ChinaCast and we do not currently plan to consolidate CPM’s financials, we believe our 43% ownership stake in CPM will demonstrate our ability to unlock shareholder value from our balance sheet and that the return to our shareholders from this investment will be significant in the future."

About China Post Media and the China Post Group

China Post Media (www.postmedia.com.cn), established in 2004 and headquartered in Beijing, is 43% owned by ChinaCast Education Corporation (Nasdaq: CAST) and 47% owned by Hunan Copote Corporation (Shanghai Stock Exchange: 600476).  Hunan Copote Corporation is majority owned by the China Post Group.  China Post Media’s seasoned management team has extensive experience in media, retailing, and technology.  Mr. Stephen Lai, Chief Executive Officer of China Post Media, was previously CEO of Shanghai-based media company, Vision Express, from 2007-2009, and Managing Director, Asia Pacific at UK-based De La Rue Cash Systems from 1996-2006.

The China Post Group was established in 2007 as a separate commercially-focused company from the China State Post Bureau (SPB).  There are now currently over 38,000 post offices and an additional 200,000 franchised postal service centers located throughout China.  Total revenue of the China Post Group in 2009 was $23.7 billion, representing 16% growth over 2008.  In 2009, China Post spent $220 million in nationwide advertising for its own products and services and generated $870 million through distribution of retail products and agency services.  China Postal Savings Bank, which is also owned by the China Post Group and is the fourth largest bank in China, has over 400 million bank accounts with deposits exceeding $290 billion.  The bank branches are co-located with the post office locations and are used by millions of customers on a daily basis to pay bills, transfer money and conduct other banking transactions.

About ChinaCast Education Corporation

Established in 1999, ChinaCast Education Corporation is a leading for-profit, post-secondary education and e-Learning services provider in China. The Company provides post-secondary degree and diploma programs through its two universities in China: The Foreign Trade and Business College of Chongqing Normal University and the Lijiang College of Guangxi Normal University. These universities offer fully accredited, career-oriented bachelor's degree and diploma programs in business, economics, law, IT/computer engineering, hospitality and tourism management, advertising, language studies, art and music. The Company provides its e-Learning services to post-secondary institutions, K-12 schools, government agencies and corporate enterprises via its nationwide satellite/fiber broadband network. These services include interactive distance learning applications, multimedia education content delivery, English language training and vocational training courses. The Company is listed on NASDAQ Global Select Market with the ticker symbol CAST.

Safe Harbor Statement

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management's plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends are dependent on certain risks and uncertainties including such factors, among others, as growth in demand for education services, smooth and timely implementation of new training centers and other risk factors listed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as "anticipate," "estimate," "expect," "believe," "will likely result," "outlook," "project" and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

Contact:

ChinaCast Education
Michael J. Santos, President-International
+1-347-482-1588
mjsantos@chinacasteducation.com

HC International
Ted Haberfield, Executive Vice President
+1-760-755-2716
thaberfield@hcinternational.net